Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENETIC TECHNOLOGIES LIMITED

(Exact name of Registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)

AUSTRALIA; 98-0430700

(State or other jurisdiction of incorporation or organization and I.R.S. Employer Identification Number)

60-66 Hanover Street, Fitzroy, Victoria, 3065, Australia

Telephone: 011 61 3 8412 7000; Facsimile: 011 61 3 8412 7040

(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711

Telephone: (302) 738 6680; Facsimile: (302) 738 7210

(Name, address, and telephone number of agent for service)

Copies of all correspondence should be sent to:

Ross Kaufman Esq., Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166

Telephone: (212) 801 9380; Facsimile: (212) 805 9380

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate price per unit (4)	Proposed maximum aggregate offering price (4)	Amount of registration fee
Ordinary shares, no par value per share in the form of American Depositary Shares (1)(3)	50,000,000 ordinary shares	$3.00	$5,000,000	$644
Ordinary shares, no par value per share in the form of American Depositary Shares (1)(2)(3)	37,500,000 ordinary shares	$4.00	$5,000,000	$644
Total	87,500,000 ordinary shares		$10,000,000	$1,288

(1)

American Depositary Shares (as evidenced by American Depositary Receipts, or ADRs, each representing 30 ordinary shares) have been registered on a separate registration statement on Form F-6 filed on January 14, 2002 (File No. 333-14270), as amended on September 12, 2012 (File No. 333-183861).

(2)	Includes 37,500,000 ordinary shares issuable upon the exercise of options.
(3)

The registration statement also includes an indeterminate number of shares underlying the ADRs that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended.

(4)	Estimated based on the conversion price of underlying security solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(g) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 19, 2013

PROSPECTUS

87,500,000 ORDINARY SHARES

REPRESENTED BY 2,916,667 AMERICAN DEPOSITARY RECEIPTS

The selling shareholder named in this prospectus is offering to sell up to 2,916,667 American Depositary Shares, or ADSs (as evidenced by American Depositary Receipts, or ADRs), of Genetic Technologies Limited, each representing 30 ordinary shares.  We are registering the ordinary shares underlying the ADRs for disposition by the selling shareholder pursuant to a commitment with the selling shareholder.  The registration of the ordinary shares underlying the ADRs does not necessarily mean that the selling shareholder or its transferees will offer or sell their ADRs.

We will not receive any additional proceeds from the sale by the selling shareholder of the ADRs offered by this prospectus, and will bear all expenses in connection with the preparation of this prospectus.

Our ADSs are listed on the NASDAQ Capital Market under the symbol “GENE” and our ordinary shares are listed on the Australian Securities Exchange under the symbol “GTG.”  On December 16, 2013, the last sale price of our ADS on the NASDAQ Capital Market was $1.50 per share and the last sale price of our ordinary shares on the Australian Securities Exchange was A$0.056 per share.

See “Risk Factors” beginning on page 2 to read about factors you should consider before buying our American Depositary Receipts.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is         ,       .

This prospectus provides you with a general description of the shares the selling shareholder identified in this prospectus may offer. You should read both this prospectus together with the additional information described under the headings “Where You Can Best Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities in any state or jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of its date, and you should not assume that the information in this prospectus is accurate as of any other date.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, or the Exchange Act.  As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act.  In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We publish annually an annual report on our website containing financial statements that have been examined and reported on, with an opinion expressed by, a qualified independent auditor or certified public accountant.  We prepare our financial statements in Australian dollars and in accordance with the International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB.  In this prospectus, all references to “U.S. dollars”, “$” or “US$” are to the currency of the United States of America, and all references to “Australian dollars” or “A$” are to the currency of Australia.

Unless the context otherwise requires, in this prospectus, “GTG,” “Company,” “we,” “us” and “our” refer to Genetic Technologies Limited.

ii

FORWARD-LOOKING STATEMENTS

Cautionary Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated in it by reference contain forward-looking statements that involve risks and uncertainties.  Forward-looking statements relate to future events or our future financial performance and include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the progress and timing of our clinical trials or product candidate development programs, the effect of existing and future regulations and the effects of competition.  These statements are based on our current expectations, beliefs and assumptions, and on information currently available to our management.  In some cases, you can identify forward-looking statements by the use of words such as “anticipate”, “expect”, “intend”, “plan”, “seek”, “may”, “will”, “should”, “could”, “would”, “believe”, “estimate”, “project”, “predict”, “potential”, “continue”, or the negative of such terms or similar expressions.  These forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors which may cause our actual results, levels of activities, performance and other factors to be materially different from those anticipated in such forward-looking statements.  Factors that might cause such differences include the risks discussed in “Risk Factors.”

This list of risk factors is not exclusive and other risks and uncertainties may cause actual results to differ materially from those in forward-looking statements.  You should consider these factors and the other cautionary statements made in this Prospectus, any prospectus supplement or the documents we incorporate by reference in this Prospectus as being applicable to all related forward-looking statements wherever they appear in this Prospectus, any prospectus supplement or the documents incorporated by reference.  We caution investors not to place significant reliance on the forward-looking statements contained herein.  These statements, like all statements in this prospectus, speak only as of the date hereof (unless another date is indicated) and we undertake no obligation to update or revise the statements.

iii

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information about us, the ordinary shares that may be sold from time to time, and our financial statements and the notes to them, all of which appear elsewhere in this prospectus or in the documents incorporated by reference in this prospectus.

Genetic Technologies Limited

We are a biotechnology company based in Melbourne, Australia.  The principal activity of the Company is the provision of genetic testing services.  The Company also conducts the global out-licensing of its intellectual property relating to “non-coding” DNA and supports two late-stage research and development projects.  During the 2011 financial year, the Company’s U.S. subsidiary, Phenogen Sciences Inc., established a sales and distribution operation based in Charlotte, North Carolina from which our BREVAGen™ breast cancer risk test was launched into the U.S. marketplace.

We are jointly listed on the NASDAQ Capital Market under the ticker “GENE” and on the Australian Securities Exchange under the symbol “GTG.”  Our Australian Company Number (ACN) is 009 212 328.  Our Australian Business Number (ABN) is 17 009 212 328.  We currently employ approximately 60 employees and we operate pursuant to our constitution, the Australian Corporations Act 2001, the Listing Rules of the Australian Securities Exchange, the Marketplace Rules of NASDAQ and, where applicable, local, state and federal legislation in the countries in which we operate.

The Offering

The selling shareholder named in this prospectus is offering to sell up to 2,916,667 American Depositary Shares, or ADSs (as evidenced by American Depositary Receipts, or ADRs), of Genetic Technologies Limited, each representing 30 ordinary shares.  We are registering the ordinary shares underlying the ADRs for disposition by the selling shareholder pursuant to a commitment with the selling shareholder as further described below in the “About This Offering” section.  The registration of the ordinary shares underlying the ADRs does not necessarily mean that the selling shareholder or its transferees will offer or sell their ADRs.

We will not receive any additional proceeds from the sale by the selling shareholder of the ADRs offered by this prospectus, and will bear all expenses in connection with the preparation of this prospectus.

ABOUT THIS OFFERING

Ironridge Purchase Agreement Transaction

The Company entered into a Securities Purchase Agreement with Ironridge BioPharma Co., a division of Ironridge Global IV, Ltd, or Ironridge, dated as of September 6, 2013, as amended and restated as of December 19, 2013. We refer to this Amended and Restated Securities Purchase Agreement as Ironridge Purchase Agreement. Pursuant to the Ironridge Purchase Agreement, the Company issued to Ironridge a convertible note with a face value of $5,000,000, which is convertible at the option of Ironridge into (i) ADRs at a fixed conversion price of $3.00 per ADR or (ii) ordinary shares at a conversion price of $3.00 per 30 ordinary shares. In addition, pursuant to the Ironridge Purchase Agreement, the Company has granted to Ironridge a six month over-allotment option to subscribe for up to an additional $5,000,000 in convertible notes, which are convertible at the option of Ironridge into (i) ADRs at a fixed conversion price of $4.00 per ADR or (ii) ordinary shares at a conversion price of $4.00 per 30 ordinary shares. We refer to the $5,000,000 initial convertible note as the Convertible Note and the additional convertible notes to be issued pursuant to the over-allotment option as the Additional Convertible Notes.

The initial closing under the Ironridge Purchase Agreement, pursuant to which the Company issued to Ironridge the Convertible Note occurred on December 19, 2013.

Pursuant to the Ironridge Purchase Agreement, the Company agreed to register the ADRs issuable upon conversion of the Convertible Notes and Additional Convertible Notes in accordance with the Ironridge Purchase Agreement. The Company agreed to file such registration statement on the date of the initial closing and to use its reasonable best efforts to have such registration statement declared effective as promptly as practicable.

This prospectus relates to (i) 1,666,667 (rounded to the nearest whole number) ADRs issuable upon conversion of the Convertible Note pursuant to the Ironridge Purchase Agreement and (ii) 1,250,000 (rounded to the nearest whole number) ADRs issuable upon conversion of the Additional Convertible Notes pursuant to the Ironridge Purchase Agreement.

ADRs offered	2,916,667 ADRs

NASDAQ Capital Market symbol	“GENE”

Use of proceeds	We will not receive any proceeds from the disposition of the ADRs covered hereby.

Ordinary shares outstanding as of November 30, 2013	572,694,121 ordinary shares

Risk Factors	Prospective investors should carefully consider the “Risk Factors” referenced below before buying the ADRs offered hereby.

RISK FACTORS

You should be aware that there are various risks to an investment in our securities. You should carefully consider the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 20-F filed with the SEC and incorporated herein by reference, together with all of the other information included and incorporated by reference in this prospectus, before you decide to invest in our securities.

If any of the risks described above, or other risks not presently known to us or that we currently believe to not be significant, develop into actual events, then our business, financial condition, results of operations or prospects could be materially adversely affected.  If that happens, the market price of our ordinary shares could decline, and you may lose all or part of your investment.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission, or the SEC, allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or furnished, or will file or furnish, with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file or submit to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered.

•                       our Annual Report on Form 20-F for the fiscal year ended June 30, 2013 filed on October 30, 2013 and any amendments thereto; and

•                       our Reports on Form 6-K filed with or furnished to the SEC on December 18, 2013, December 12, 2013, December 6, 2013, November 29, 2013, November 18, 2013, and October 31, 2013.

In addition, we may incorporate by reference into this prospectus our reports on Form 6-K furnished after the date of this prospectus (and before the time that all of the securities offered by this prospectus have been sold or de-registered) if we identify in the report that it is being incorporated by reference in this prospectus.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference.  Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents, unless such exhibits are specifically incorporated by reference to such documents. Requests for such copies should be directed to Genetic Technologies Limited, 60-66 Hanover Street, Fitzroy, Victoria 3065 Australia, Attention: Company Secretary, telephone +61 3 8412 7000.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement relating to the securities offered by this prospectus with the SEC. As permitted by the rules and regulations of the SEC, this prospectus omits certain information contained in the registration statement and the exhibits and schedules filed as a part of the registration statement. For further information about us and the ADRs to be sold in this offering, you should refer to the registration statement and to the exhibits and schedules filed as part of the registration statement, as well as any documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any agreement or other document filed as an exhibit to the registration statement are not necessarily complete, and in each instance reference is made to the copy of the agreement filed as an exhibit to the registration statement or otherwise incorporated by reference therein, each statement being qualified by this reference. This registration statement, including the exhibits and schedules filed as a part of the registration statement, may be inspected at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and at its regional offices located at 233 Broadway, New York, New York 10279 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part thereof may be obtained from such offices upon payment of the prescribed fees. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms and you can request copies of the documents upon payment of a duplicating fee, by writing to the SEC. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants (including us) that file electronically with the SEC which can be accessed at http://www.sec.gov.

We are a “foreign private issuer” as defined under Rule 405 of the Securities Act of 1933, as amended, or the Securities Act. As a result, although we are subject to the informational requirements of the Exchange Act, as a foreign private issuer, we will be exempt from certain informational requirements of the Exchange Act which domestic issuers are subject to, including the proxy rules under Section 14 of the Exchange Act, the insider reporting and short-swing profit provisions under Section 16 of the Exchange Act and the requirement to file current reports on Form 6-K upon the occurrence of certain material events. We intend to fulfill the informational requirements that do apply to us as a foreign private issuer under the Exchange Act. We will also be subject to the informational requirements of the Australian Securities Exchange and the Australian Securities and Investments Commission. You are invited to read and copy reports, statements or other information, other than confidential filings, that we have filed with the Australian Securities Exchange and the Australian Securities and Investment Commission. Our public filings with the Australian Securities Exchange are electronically available from the Australian Securities Exchange’s website (http://www.asx.com.au), and you may call the Australian Securities and Investments Commission at +61 3 5177 3988 for information about how to obtain copies of the materials that we file with it.

Except for the specific documents incorporated by reference above, no information available on or through our website, or any other website reference herein, shall be deemed to be incorporated into this prospectus or the registration statement of which it is a part.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness as of June 30, 2013 in accordance with International Financial Reporting Standards, or “IFRS.” The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

Liabilities
Current liabilities	A$	2,465,016
Non-current liabilities	96,224
Equity
Contributed equity	83,735,845
Reserves	3,951,771
Accumulated losses	(82,049,916)
Non-controlling interests	120,587
Total equity and liabilities	A$	8,319,527

Note: On August 14, 2013, the Company completed the placement of 30,555,556 shares at an issue price of A$0.072 per share which raised a total of A$2,200,000, prior to the payment of associated costs.  On August 30, 2013, the Company completed the placement of a 11,111,111 shares at the same issue price which raised a total of A$800,000, prior to the payment of associated costs. On October 8, 2013, a total of A$3,500,000 was received by the Company under its Share Purchase Plan (“SPP”), before the payment of associated costs.  At the issue price of A$0.072 per share, this resulted in the issue of 48,611,111 ordinary shares in the Company. On November 18, 2013, the Company completed the placement of a further 6,944,444 ordinary shares at an issue price of A$0.072 per share which raised a total of A$500,000, prior to the payment of associated costs.

On September 11, 2013, the Company granted a total of 1,250,000 options over ordinary shares in the Company.  The options, which were granted at no cost, entitle the holder to acquire one ordinary share at a price of A$0.105 at any time up to, and including, July 18, 2018, subject to certain vesting conditions.

REASONS FOR THE OFFER AND USE OF PROCEEDS

This prospectus relates to the disposition by the selling shareholder of up to 2,916,667 of our ADRs. We are registering the ADRs for disposition by the selling shareholder pursuant to a commitment with the selling shareholder. We will not receive any of the proceeds from the disposition by the selling shareholder of the ADRs. However, we may receive proceeds from the sale of securities pursuant to the Ironridge Purchase Agreement for the Additional Convertible Notes. The proceeds received under the Ironridge Purchase Agreement will be used for payment of general corporate and operating expenses.

MARKET PRICE DATA

Markets

The Company’s ordinary shares are publicly traded on the Australian Securities Exchange under the symbol “GTG” and, via American Depositary Receipts, on the NASDAQ Capital Market under the ticker “GENE”.

Price Range of Ordinary Shares

Australian Securities Exchange

The following table sets forth the high and low closing sales prices in Australian dollars of our ordinary shares as reported on the ASX during the periods indicated:

Financial Year		Period Covered	High	Low
			(in A$)
Yearly data	2009	Year ended June 30, 2009	0.100	0.030
	2010	Year ended June 30, 2010	0.063	0.033
	2011	Year ended June 30, 2011	0.285	0.020
	2012	Year ended June 30, 2012	0.350	0.080
	2013	Year ended June 30, 2013	0.150	0.060

Quarterly data	2012	Quarter ended September 30, 2011	0.350	0.145
		Quarter ended December 31, 2011	0.175	0.105
		Quarter ended March 31, 2012	0.155	0.092
		Quarter ended June 30, 2012	0.190	0.080

	2013	Quarter ended September 30, 2012	0.150	0.090
		Quarter ended December 31, 2012	0.120	0.060
		Quarter ended March 31, 2013	0.092	0.070
		Quarter ended June 30, 2013	0.115	0.065

Monthly data	2013	Month ended June 30, 2013	0.105	0.082
		Month ended July 31, 2013	0.100	0.082
		Month ended August 31, 2013	0.105	0.075
		Month ended September 30, 2013	0.090	0.078
		Month ended October 31, 2013	0.085	0.067
		Month ended November 30, 2013	0.071	0.058

NASDAQ Capital Market

The following table sets forth the high and low closing sales prices in United States dollars of our ordinary shares as reported on the NASDAQ Capital Market during the periods indicated:

Financial Year		Period Covered	High	Low
			(in US$)
Yearly data	2009	Year ended June 30, 2009	4.99	0.35
	2010	Year ended June 30, 2010	1.99	0.90
	2011	Year ended June 30, 2011	9.80	0.65
	2012	Year ended June 30, 2012	11.06	2.29
	2013	Year ended June 30, 2013

Quarterly data	2012	Quarter ended September 30, 2011	11.06	4.32
		Quarter ended December 31, 2011	5.20	3.03
		Quarter ended March 31, 2012	4.98	2.67
		Quarter ended June 30, 2012	6.20	2.29

	2013	Quarter ended September 30, 2012	3.95	2.00
		Quarter ended December 31, 2012	2.90	2.10
		Quarter ended March 31, 2013	3.35	2.17
		Quarter ended June 30, 2013	3.00	2.16

Monthly data	2013	Month ended June 30, 2013	3.25	2.32
		Month ended July 31, 2013	2.56	2.35
		Month ended August 31, 2013	3.00	2.16
		Month ended September 30, 2013	2.49	2.22
		Month ended October 31, 2013	2.49	1.95
		Month ended November 30, 2013	2.09	1.64

SELLING SHAREHOLDER

We are registering the ordinary shares underlying the ADRs in order to permit the selling shareholder to dispose of the shares from time to time. Except as indicated below, to our knowledge, the selling shareholder is not a director, officer or consultant of ours or holder of 10% or more of our shares, or a broker-dealer or an affiliate of a broker-dealer. The information provided in the table below with respect to the selling shareholder has been obtained from that selling shareholder. Because the selling shareholder may sell all, some or no portion of the ordinary shares beneficially owned by it, we cannot estimate either the number or percentage of ordinary shares that will be beneficially owned by the selling shareholder following this prospectus. We believe that the selling shareholder has sole voting and investment powers over its ordinary shares, except as indicated below.

The table below lists certain information with respect to the selling shareholder regarding their beneficial ownership of the ordinary shares underlying the ADRs as of December 19, 2013. The information in this table is based on 572,694,121 ordinary shares outstanding as of November 30, 2013. The selling shareholder may sell all, some or none of their securities in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Ordinary Shares Beneficially Owned Prior to Offering	Number of Ordinary Shares Offered	Number of Ordinary Shares Beneficially Owned After Offering	Percentage of Ordinary Shares Beneficially Owned After Offering
Ironridge BioPharma Co, a division of Ironridge Global IV, Ltd. (1) Harbour House, Waterfront DrivePO Box 972, RoadTown Tortola, BritishVirgin Islands	50,000,000(2)	87,500,000(3)	—	—

(1)         Peter Cooper has voting and investment power over the securities owned by the selling shareholder. For so long as the selling shareholder holds the Convertible Notes or Additional Convertible Notes, it is prohibited from, among other actions: (1) voting any shares owned or controlled by it, exercising any dissenter’s rights, executing or soliciting any proxies or seeking to advise or influence any person with respect to any voting securities; (2) engaging or participating in any actions or plans that relate to or would result in, among other things, (a) acquiring additional securities of the Company, alone or together with any other person, which would result in it and its affiliates collectively beneficially owning or controlling, or being deemed to beneficially own or control, more than 4.99% of the total outstanding common stock or other voting securities of the Company, (b) an extraordinary corporate transaction such as a merger, reorganization or liquidation of the Company, (c) a sale or transfer of a material amount of assets of the Company, (d) changes in the present board of directors or management of the Company, (e) material changes in the capitalization or dividend policy of the Company, (f) any other material change in the issuer’s business or corporate structure, (g) actions which may impede the acquisition of control of the Company by any person or entity, (h) causing a class of securities of the Company to be delisted, (i) causing a class of equity securities of the Company to become eligible for termination of registration; or (3) any actions similar to the foregoing.

(2)         Represents shares issuable upon conversion of the Convertible Notes issued under the Ironridge Purchase Agreement.

(3)         Represents 50,000,000 ordinary shares issuable upon conversion of the Convertible Notes issued under the Ironridge Purchase Agreement and 37,500,000 ordinary shares issuable upon conversion of the Additional Convertible Notes to be issued under the Ironridge Purchase Agreement.

OFFER STATISTICS, EXPECTED TIME TABLE AND PLAN OF DISTRIBUTION

We are registering the ordinary shares to permit the resale of the ADRs by the selling shareholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholder of the ordinary shares. We will bear all fees and expenses incident to our obligation to register the ordinary shares.

The selling shareholder including its donees, pledgees, transferees or other successors-in-interest selling ADRs or interests in ADRs received after the date of this prospectus from as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their ADRs or interests therein on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholder may use any one or more of the following methods when disposing of shares or interests therein:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                  broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the ADRs owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the ADRs, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as a selling shareholder under this prospectus. The selling shareholder also may transfer the ADRs in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our ADRs or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ADRs or the related common stock in the course of hedging the positions they assume. The selling shareholder may also sell shares of our ADRs or the ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the ADRs or the ordinary shares to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the ADRs offered by this prospectus, which ADRs such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholder also may resell all or a portion of their ADRs in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholder and any broker-dealers or agents that participate in the sale of the ADRs or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If the selling shareholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act it will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the ADRs to be sold, the name of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents or dealers, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the ADRs may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ADRs may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholder that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of ADRs in the market and to the activities of the selling shareholder and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the ADRs against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the ADRs offered by this prospectus.

We agreed to keep this prospectus effective until all of the shares registered herein have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a public limited company incorporated under the laws of Australia. A majority of our directors and executive officers are non-residents of the United States, and all or substantially all of the assets of such persons are located outside the United States. As a result, it may not be possible for you to:

•             effect service of process within the United States upon any of our directors and executive officers or on us;

•             enforce in U.S. courts judgments obtained against any of our directors and executive officers or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;

•             enforce in U.S. courts judgments obtained against any of our directors and executive officers or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

•             to bring an original action in an Australian court to enforce liabilities against any of our directors and executive officers or us based upon U.S. securities laws.

You may also have difficulties enforcing in courts outside the United States judgments obtained in the U.S. courts against any of our directors and executive officers or us, including actions under the civil liability provisions of the U.S. securities laws.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

FOREIGN EXCHANGE CONTROLS AND OTHER LIMITATIONS

Australia has largely abolished exchange controls on investment transactions. The Australian dollar is freely convertible into U.S. dollars. In addition, there are currently no specific rules or limitations regarding the export from Australia of profits, dividends, capital, or similar funds belonging to foreign investors, except that certain payments to non-residents must be reported to the Australian Cash Transaction Reports Agency, which monitors such transactions, and amounts on account of potential Australian tax liabilities may be required to be withheld unless a relevant taxation treaty can be shown to apply.

The Foreign Acquisitions and Takeovers Act 1975

Under Australian law, in certain circumstances foreign persons are prohibited from acquiring more than a limited percentage of the shares in an Australian company without approval from the Australian Treasurer. These limitations are set forth in the Australian Foreign Acquisitions and Takeovers Act, or the Takeovers Act.

Under the Takeovers Act, as currently in effect, any foreign person, together with associates, is prohibited from acquiring 15% or more of the shares in any company having total assets of A$231 million or more. In addition, a foreign person may not acquire shares in a company having total assets of A$1,055 million or more if, as a result of that acquisition, the total holdings of all foreign persons and their associates will exceed 40% in aggregate without the approval of the Australian Treasurer. If the necessary approvals are not obtained, the Treasurer may make an order requiring the acquirer to dispose of the shares it has acquired within a specified period of time. Under the current Australian foreign investment policy, however, it is unlikely that the Treasurer would make such an order where the level of foreign ownership exceeds 40% in the ordinary course of trading, unless the Treasurer finds that the acquisition is contrary to the national interest. The same rule applies if the total holdings of all foreign persons and their associates already exceeds 40% and a foreign person (or its associate) acquires any further shares, including in the course of trading in the secondary market of the ADRs. At present, we do not have total assets of A$231million.

If the level of foreign ownership exceeds 40% at any time, we would be considered a foreign person under the Takeovers Act. In such event, we would be required to obtain the approval of the Treasurer for us, together with our associates, to acquire (i) more than 15% of an Australian company or business with assets totaling over A$50,000,000; or (ii) any direct or indirect ownership interest in Australian residential real estate.

The percentage of foreign ownership in the Company would also be included in determining the foreign ownership of any Australian company or business in which we may choose to invest. Since we have no current plans for any such acquisitions and do not own any property, any such approvals required to be obtained by us as a foreign person under the Takeovers Act will not affect our current or future ownership or lease of property in Australia.

Our Constitution does not contain any additional limitations on a non-resident’s right to hold or vote our securities.

No stamp duty will be payable in Australia on the transfer of ADRs.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended June 30, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities and certain other legal matters with respect to the laws of Australia will be passed upon for us by K&L Gates (registered as legal practitioners in Australia).

MATERIAL CHANGES

Except as described above or otherwise described in our Annual Report on Form 20-F for the fiscal year ended June 30, 2013 and in our Form 6-Ks furnished to the Securities and Exchange Commission, no reportable material changes have occurred since June 30, 2013.

EXPENSES

The following are the expenses estimated to be incurred by us in connection with the issuance and distribution of the securities registered under this registration statement.

SEC Registration Fee	$1,288
Printing costs	5,000
Legal fees and expenses of the Company	145,000
Accounting fees and expenses of the Company	55,000
Placement fee	$250,000

Total	$456,288

Genetic Technologies Limited

87,500,000 ORDINARY SHARES

REPRESENTED BY 2,916,667 AMERICAN DEPOSITARY RECEIPTS

PROSPECTUS

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell or buy any of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date that appears below.

                  , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Except as hereinafter set forth, there is no provision of the Company’s Constitution or any contract, arrangement or statute under which any director or officer of the Company is insured or indemnified in any manner against liability which he may incur in his capacity as such.

Rule 22 of the Company’s Constitution provides:

To the extent permitted by law, the Company shall indemnify each person who is or has been an officer of the Company or an officer of a related body corporate of the Company, on a full indemnity basis against any liability incurred by the person:

•             in his capacity as an officer of the Company or a related body corporate; and

•             to a person other than the Company or a related body corporate of the Company, unless the liability arises out of conduct of the officer which involves a lack of good faith.

To the extent permitted by law, the Company shall indemnify each person who is or has been an officer of the Company or an officer of a related body corporate of the Company, on a full indemnity basis against any liability for costs and expenses incurred by the person in connection with proceedings involving the person in his or her capacity as an officer of the Company or a related body corporate.

The Company may:

•             enter into, or agree to enter into; and

•             pay, or agree to pay, a premium in respect of,

a contract insuring a person who is or has been an officer of the Company or of a related body corporate of the Company against a liability incurred by the person as such an officer, except in circumstances prohibited by the Law.

Without limiting a person’s right under this Rule 22, the Company may enter into a deed agreeing with the person to give effect to the rights of the person conferred by this rule or the exercise of a discretion under this rule, on such terms and conditions as the directors think fit and which are not inconsistent with this Rule 22.

This Rule 22 does not limit any right the person otherwise has.

In this Rule 22, an officer means a director or secretary of the Company and such other persons as the directors decide from time to time.

The Company maintains liability insurance policies insuring the Company’s directors and officers against certain liabilities that they may incur in such capacities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the charter provision, by-law, contract, arrangements, statute or otherwise, we have been informed that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 9.               EXHIBITS

Exhibit Number	Description
Exhibit 3.1	Constitution **

Exhibit 4.1	Securities Purchase Agreement between Ironridge BioPharma Co. and Genetic Technologies Ltd., dated as of September 6, 2013 as amended and restated as of December 19, 2013. (filed herewith)

Exhibit 5.1	Opinion of K&L Gates (filed herewith)

Exhibit 23.1	Consent of PricewaterhouseCoopers, Independent Registered Public Accounting Firm (filed herewith)

Exhibit 23.2	Consent of K&L Gates (filed herewith and included in Exhibit 5.1)

Exhibit 24.1	Power of Attorney (filed herewith as part of the signature page).

** Previously filed with the Company’s Registration Statement on Form 20-F (File No. 0-51504) filed with the Commission on December 21, 2010 and incorporated herein by reference.

ITEM 10.                                         UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)              To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this Registration Statement:

(i)                 To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)              To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of Securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)              That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)              To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)              To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the Prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the Prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section

10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(5)              That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)                 Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed Prospectus was deemed part of and included in the registration statement.

(ii)              Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement as a part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the Prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

Filings Incorporating Subsequent Exchange Act documents by reference

The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Melbourne, Victoria, Australia, on this 19th day of December 2013.

GENETIC TECHNOLOGIES LIMITED

/s/ Dr. Malcolm R. Brandon
By:	Dr. Malcolm R. Brandon
Its:	Chairman

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas G. Howitt his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign in any and all capacities any and all amendments or post-effective amendments to this registration statement on Form F-3 and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form F-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas G. Howitt	Acting Chief Executive Officer and Chief Financial Officer (Principal Executive, Financial and Accounting Officer)	December 19, 2013
Thomas G. Howitt

/s/ Dr. Malcolm R. Brandon	Chairman of the Board of Directors	December 19, 2013
Dr. Malcolm R. Brandon

/s/ Dr. Paul A. Kasian	Director	December 19, 2013
Dr. Paul A. Kasian

	Director	December 19, 2013
Prof. Ian C.F. McKenzie

/s/ Dr. Mervyn Cass	Director	December 19, 2013
Dr. Mervyn Cass

/s/ Grahame J. Leonard	Director	December 19, 2013
Grahame J. Leonard AM

Authorized U.S. Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Genetic Technologies Limited, has signed this registration statement in the City of Newark, Delaware, on December 19, 2013.

By:	/s/ GREGORY F. LAVELLE
Name:	Gregory F. Lavelle, Managing Director Authorized Representative in the United States